EX-10.2
                          EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT WITH COVENANT NOT TO COMPETE

     THIS EMPLOYMENT AGREEMENT AND COVENANT NOT TO COMPETE, made and entered into on this September _____, 2005, by and between
GAMEZNFLIX, INC., a Nevada corporation, 130 West Kentucky Ave,
Franklin, Kentucky 42134, EMPLOYER, and DONALD N. GALLENT,  168
Carphilly Circle, Franklin, TN 37069, EMPLOYEE.

WITNESSETH:

     WHEREAS, the EMPLOYER is a corporation organized under the laws of the State of Nevada and authorized to do business in the Commonwealth of Kentucky and is in the business of renting movies, video games, and related material; and

     WHEREAS, the EMPLOYEE is skilled and experienced in the business for which the EMPLOYER engages.

     NOW, THEREFORE, in consideration of the premises and in consideration of the mutual benefits to be derived by each party to this agreement, the parties agree as follows:

     1. EMPLOYMENT. EMPLOYER hereby employs, engages, and hires EMPLOYEE as its president to supervise and manage all of the affairs of the EMPLOYER, subject to direction from the EMPLOYER's board of directors. EMPLOYEE hereby accepts and agrees to such hiring, engagement, and employment. The EMPLOYEE's duties shall be such as are directed to him by the EMPLOYER's board of directors and in general to serve as the president of the EMPLOYER. In rendering efforts as an EMPLOYEE, the EMPLOYEE shall at all times be subject to the full control and instructions of the EMPLOYER's board of directors.

     2. BEST EFFORTS OF EMPLOYEE. The EMPLOYEE agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, talents, and training perform all the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the EMPLOYER.

     3. TERM OF EMPLOYMENT. The term of this agreement shall be for three (3) years, commencing upon execution of this agreement.

     4. COMPENSATION. The EMPLOYER shall pay to the EMPLOYEE, and the EMPLOYEE shall accept from the EMPLOYER in full payment of the EMPLOYEE's services rendered hereunder, a annual salary of One Hundred Seventy-five Thousand ($175,000.00) dollars per year with a 15% annual increase during the agreement as compensation established by the EMPLOYER's board of directors.

     5. ADDITIONAL COMPENSATION. In addition to the monetary compensation paid to the EMPLOYEE, the EMPLOYER shall pay or furnish the following to the EMPLOYEE as additional compensation:

        (a) Full health insurance for the EMPLOYEE and his family.

        (b) A disability income policy for the EMPLOYEE, with the EMPLOYEE to receive his regular salary and benefits for at least the first six (6) months of any disability.

        (c) A term life insurance policy in the amount of $500,000.00 on the EMPLOYEE's life.

        (d) Contributions to a 401(k) plan or other similar retirement plan.

        (e) The cost of any necessary continuing education, conventions, trade gatherings, such as registration fees, travel, and lodging therefor, as well as the payment of dues to trade associations.

        (f) Six weeks per year paid vacation time.

        (g) Paid time for all standard federal and state holidays.

        (h) Employment required items such as worker's compensation, unemployment insurance, and social security contributions.

        (i) Stock options, at the discretion of the EMPLOYER's board of directors.

        (j) Should the Board of Directors of the Company vote to remove the EMPLOYEE from employment by the Company, the EMPLOYEE shall receive the following:

        (1) Balance of wages outlined in this agreement from the date of the Board's vote to the end of the agreement;

        (2) Issued to the EMPLOYEE restricted shares of common stock in the amount of Fifty Million (50,000,000) Shares; and

        (3) Continue Health/Medical Plan Insurance benefits for the balance of the agreement under the existing Health/Medical Plan;

     6. TERMINATION. This agreement may not be terminated by either party, except that the EMPLOYER may terminate the EMPLOYEE for cause in the event any of the following enumerated events occur:

        (a) The EMPLOYEE fails to work for the EMPLOYER at a level of competency satisfactory to the Board of Directors of the Company.

        (b) The EMPLOYEE engages in any activity which brings disrepute and harm to the EMPLOYER.

        (c) The EMPLOYEE fails a drug test (that is, the EMPLOYEE tests positive for the use of illegal drugs or substances).

        (d) The EMPLOYEE has become permanently disabled for a period in excess of six (6) months.

     7. COVENANT NOT TO COMPETE. As an integral part of this agreement, the EMPLOYEE agrees that for a period of three (3) years from the date his employment with the EMPLOYER is terminated, he will not, directly or indirectly, in any manner or capacity, as principal, agent, partner, officer, director, employee, stockholder, guarantor, consultant, investor, creditor, member of any association, or otherwise, engage in any facet of the business that had been conducted by the EMPLOYER, anywhere in the United States of America, except with the prior written consent of the EMPLOYER. The ownership of less than two percent of the outstanding capital stock of a corporation which may be in the same business as the EMPLOYER, shares of which are regularly traded on a national securities exchange or over the counter market, shall not be deemed to be engaged in the business of the EMPLOYER.

     8. CONFIDENTIAL INFORMATION. The EMPLOYEE agrees that he will not publish or disclose at any time any secret or confidential information relating to the EMPLOYER's business including its procedures, preparations, sales, trade secrets, customer lists, profit margins, pricing information, computer uses and applications, and any other knowledge of the EMPLOYER's business which he may have acquired.

     9. VIOLATION OF COVENANT. The parties believe that the restrictive covenants contained in the previous two numbered paragraphs are reasonable, and they acknowledge and confirm that the competition by the EMPLOYEE, directly or indirectly, would likely cause irreparable injury to the EMPLOYER's business. Therefore, the EMPLOYEE agrees and acknowledges that any violation or threatened violation of the covenants contained in the previous two paragraphs will cause irreparable injury to the EMPLOYER's business, that the remedies at law of the EMPLOYER for any such violation or threatened violation will be inadequate, and that the EMPLOYER shall, in addition to and not in limitation of any other rights or remedies available at law or in equity, be entitled to temporary and permanent injunctive relief and specific performance without the necessity of proving actual damages, plus any attorney's fees and court costs incurred by the EMPLOYER in enforcing this agreement.

     10. MISCELLANEOUS.

        (a) This agreement may be modified only a writing executed by both parties.

        (b) This agreement contains the complete agreement concerning the employment arrangement between the parties and shall supercede all other agreements between the parties.

        (c) This agreement shall be binding upon and inure to the benefit of the respective heirs, successors, and assigns of the parties hereto. However, the EMPLOYEE may not assign any of his rights or duties herein to any other person or entity.

     IN WITNESS WHEREOF, the parties have executed duplicate originals on this, the day and year first above written.


                                       EMPLOYER:



                                       By: /s/  John J. Fleming
                                       John J. Fleming, CEO/Chairman


                                       EMPLOYEE:


                                       /s/  Donald N. Gallent
                                       Donald N. Gallent